Exhibit 99.1

Fathom Holdings Inc. Reports More Than 80% Revenue Growth
for 2022 First Quarter

-- Raises Full Year 2022 Revenue Guidance --

CARY, N.C., May 4, 2022 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced financial results for the 2022 first quarter ended March 31, 2022.

First Quarter 2022 Financial Results

Total revenue grew 81.4% for the first quarter of 2022 to $90.1 million, up from $49.6 million for last year’s first quarter. Fathom completed 10,087 real estate transactions for the 2022 first quarter, an increase of 47% from the same quarter last year. Fathom’s real estate agent network grew 49% to 9,006 agents at March 31, 2022, up from 6,045 agents at March 31, 2021.

Segment revenue for the 2022 first quarter was as follows:

Three months ended March 31, 2022
(Revenue $ in millions)
Real Estate Brokerage	$84.1
Mortgage	$2.9
Technology	$0.6
Other*	$2.5

*Other primarily includes revenue generated from Fathom’s title and insurance businesses.

“I am very proud of our first quarter results, and believe we can continue to achieve significant growth, even in a challenging real estate market,” said Fathom CEO, Joshua Harley. “We are demonstrating the power of our truly disruptive business model quarter-after-quarter through innovation, and by delivering real, long-term value to our agents, employees, and clients.

“We have seen solid growth for over a decade. Over the last four years, we’ve moved from the 16th spot to the 6th spot on the RealTrends 500 ranking of the largest independent brokerages in the U.S.,” Harley said. “I believe we can continue on that growth trajectory while achieving strong profits over time. Our cash position is strong, and we plan to continue to focus on achieving positive operational cash flow.”

GAAP net loss for the 2022 first quarter totaled $6.0 million, or a loss of $0.37 per share, compared with a loss of $3.4 million, or a loss of $0.25 per share, for the 2021 first quarter. Weighted average diluted shares outstanding increased approximately 21% for the 2022 first quarter, compared with the same quarter last year. The year-over-year change in GAAP net loss resulted principally from investments in future growth, operational and overhead costs related to acquired companies, incremental costs due to transitioning to being a public company, and to increases in non-cash stock compensation expense.

General and Administrative expense (G&A) totaled $10.8 million for the first quarter of 2022, compared with $6.1 million for last year’s first quarter. The increase in G&A was primarily attributable to recently completed acquisitions and to increases in non-cash stock compensation expense. It is anticipated that G&A expense will increase on an absolute dollar basis going forward, driven by acquisitions and costs related to scaling and integrating the Company’s business lines. G&A as a percentage of revenue is expected to decline over the long-term as revenue increases.

Adjusted EBITDA, a non-GAAP measure, was a loss of $2.1 million for the 2022 first quarter, compared with a loss of $2.1 million for the 2021 first quarter.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Cash and cash equivalents at March 31, 2022 were $30.5 million, compared with $37.8 million at December 31, 2021. The reduction in cash was attributed to investments in operations, technology, and acquisitions, as well stock purchased under the Company’s share repurchase program.

During the first quarter of 2022, Fathom purchased 83,881 shares of its common stock under a $10 million share repurchase program announced in mid-March 2022. The shares were purchased at an average price of $11.77 per share, for a total of approximately $1.0 million. Subsequent to the end of the first quarter through April 30, Fathom purchased 226,233 shares of its common stock at an average price of $8.54 per share, for a total of approximately $1.9 million. In all, Fathom purchased 310,114 shares for a total of approximately $2.9 million. As of April 30, 2022, approximately $7.1 million remained available under the share repurchase program.

“We are continuing to strategically invest capital to enhance our solid foundation for the sustained long-term growth of our newer business lines,” said Fathom President and CFO Marco Fregenal. “I believe Fathom remains on track to continue strong revenue, agent, and transaction growth, and with the thoughtful investments we’re making in each of our business lines, we look forward to demonstrating sustainable profitability, one of our key priorities.”

First Quarter 2022 and Recent Highlights

•	Acquired Utah-based iPro Realty Network, a full-service residential real estate brokerage with 435 agents.
•	Fathom Holdings subsidiary, Encompass Lending Group, acquired Cornerstone First Financial, a Washington, D.C.-based provider of mortgages for home purchase, debt consolidation and refinancing, as well as home loans for veterans and first-time home buyers.
•	Commenced operations in two new states, including Montana and New Hampshire. Fathom now operates in 38 states and the District of Columbia.
•	Fathom Holdings’ board of directors authorized a $10 million stock repurchase plan.
•	Fathom Realty, the Company’s real estate brokerage business, moved to the number six spot on The RealTrends 500 ranking of the largest independent brokerages in the U.S., up from the ninth spot for the year prior.
•	Fathom subsidiary Verus Title appointed a new Managing Attorney for the state of Maryland.

Guidance/Long-Term Targets

The Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 annual transactions. While Fathom has not provided a timeline for reaching this target, the Company believes it can maintain transaction growth rates similar to those since its IPO.

For the second quarter of 2022, Fathom expects total revenue in the range of $110 million to $115 million, and Adjusted EBITDA in the range of a loss of $200,000 to positive Adjusted EBITDA of $200,000.

For the full year 2022, Fathom is increasing its revenue guidance to a range of $445 million to $455 million. Adjusted EBITDA is expected to range from a loss of $500,000 to positive Adjusted EBITDA of $500,000.

2022 First Quarter Financial Results Conference Call

Date:	Wednesday, May 4, 2022
Time:	5:00 p.m. ET/2:00 p.m. PT
Phone:	833-685-0908 (domestic); 412-317-5742 (international)
Replay:	Accessible through May 11, 2022; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 1315876
Webcast:	Accessible at www.FathomInc.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, the ability of the Company to demonstrate solid profitability in the near future. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with the Company’s ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving strong profits over time; its ability to generate positive operational cash flow; its ability to demonstrate sustainable profitability; others set forth in the Risk Factors section of the Company’s most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of our Form 10-K and other SEC filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contacts:

Roger Pondel/Laurie Berman	Marco Fregenal
PondelWilkinson Inc.	President and CFO
investorrelations@fathomrealty.com	Fathom Holdings Inc.
(310) 279-5980	investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Gross commission income	$84,044	$49,156
Other revenue	6,038	490
Total revenue	90,082	49,646
Operating expenses
Commission and other agent-related costs	79,479	46,400
Operations and support	2,175	-
Technology and development	1,474	149
General and administrative	10,854	6,123
Marketing	1,163	402
Depreciation and amortization	572	21
Total operating expenses	95,717	53,095

Loss from operations	(5,635)	(3,449)

Other expense (income), net
Gain on the extinguishment of debt	-	(51)
Interest expense, net	1	2
Other expense (income), net	336	(5)
Other expense (income), net	337	(54)

Loss from operations before income taxes	(5,972)	(3,395)
Income tax expense	25	5
Net loss	$(5,997)	$(3,400)

Net loss per share
Basic	$(0.37)	$(0.25)
Diluted	$(0.37)	$(0.25)
Weighted average common shares outstanding
Basic	16,323,157	13,450,111
Diluted	16,323,157	13,450,111

FATHOM HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$30,524	$37,830
Restricted cash	78	91
Accounts receivable	4,155	3,981
Derivative assets	395	53
Mortgage loans held for sale, at fair value	8,364	9,862
Prepaid and other current assets	2,700	2,633
Total current assets	46,216	54,450
Property and equipment, net	1,537	1,250
Lease right of use assets	4,662	4,353
Intangible assets, net	27,678	24,243
Goodwill	25,412	20,541
Other assets	50	93
Total assets	105,555	104,930
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	4,893	5,303
Accrued liabilities and other current liabilities	5,575	4,491
Warehouse lines of credit	8,162	9,577
Long-term debt - current portion	459	831
Lease liability - current portion	1,099	870
Total current liabilities	20,188	21,072
Long-term debt, net of current portion	151	146
Lease liability, net of current portion	3,688	3,562
Total liabilities	24,027	24,780

Stockholders' equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 17,110,909 and 16,751,606 as of March 31, 2022 and December 31, 2021, respectively)	-	-
Additional paid-in capital	107,504	100,129
Accumulated deficit	(25,976)	(19,979)
Total stockholders' equity	81,528	80,150
Total liabilities and stockholders' equity	105,555	104,930

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,997)	$(3,400)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,061	102
Non-cash lease expense	-	29
Gain on extinguishment of debt	-	(51)
Gain on sale of mortgages	(1,181)	-
Stock-based compensation	2,407	870
Bad debt expense	-	77
Change in operating assets and liabilities:
Accounts receivable	(154)	2
Prepaid and other current assets	(29)	386
Other assets	80	(1)
Accounts payable	(410)	571
Accrued and other current liabilities	(65)	461
Operating lease right of use assets	271	-
Operating lease liabilities	(225)	(27)
Derviative assets	(342)	-
Mortgage loans held for sale	(61,488)	-
Proceeds from sale and principal payments on mortgage loans held for sale	67,713	-
Net cash provided by (used in) operating activities	1,641	(981)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(317)	(402)
Amounts paid for business and asset acquisitions, net of cash acquired	(1,572)	(2,115)
Purchase of intangible assets	(763)	(149)
Net cash used in investing activities	(2,652)	(2,666)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(467)	(4)
Net borrowing on warehouse lines of credit	(4,852)	-
Repurchase of common stock	(989)	-
Net cash used in financing activities	(6,308)	(4)

Net decrease in cash, cash equivalents, and restricted cash	(7,319)	(3,651)
Cash, cash equivalents, and restricted cash at beginning of period	37,921	29,561
Cash, cash equivalents, and restricted cash at end of period	$30,602	$25,910

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(5,997)	$(3,400)
Depreciation and amortization	1,061	102
Other expense (income), net	337	(54)
Income tax expense (benefit)	25	(5)
Stock based compensation	2,407	870
Transaction-related costs	51	434
Adjusted EBITDA	$(2,116)	$(2,053)

NON-GAAP FINANCIAL MEASURES

To supplement Fathom’s consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income taxes, depreciation and amortization, share-based compensation expense, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom’s management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with the Company’s acquisition activity provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment and severance costs, if applicable.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom’s business and an important part of its compensation strategy;

•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom’s growth strategy and therefore likely to occur; and

•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future.

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(UNAUDITED)

(in thousands)

	Three Months Ended June 30, 2022		Twelve Months Ended December 31, 2022
	Low	High	Low	High
Net loss	$(4,350)	$(3,950)	$(17,300)	$(16,500)
Depreciation and amortization	1,400	1,400	6,000	6,000
Stock based compensation	2,700	2,700	10,500	10,500
Transaction-related costs	50	50	300	500
Adjusted EBITDA	$(200)	$200	$(500)	$500